Exhibit 23.5

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

We consent to the incorporation by reference in this Registration Statement of Critical Metals Corp. on Form F-3 of our report dated March 28, 2025, relating to the financial statements of Tanbreez Mining Greenland A/S, appearing in Critical Metal Corp.’s Current Report on Form 6-K dated March 28, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Marcum LLP

Houston, Texas

March 18, 2026